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                                                                    Exhibit 21.1

          Subsidiaries and Affiliates of Pennzoil-Quaker State Company
                             as of December 31, 1999

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                                                                                        Ownership         Domicile
                                                                                        ---------         --------
Pennzoil-Quaker State Company                                                            n/a              DELAWARE
     Atlas Processing Company                                                           100%              DELAWARE
         Excel Paralubes                                                                 50%              TEXAS GP
         Pennzoil Wax Partner Company                                                   100%              NEVADA
              Bareco Products                                                            50%              S. CAROLINA GP
         Penreco                                                                         50%              TEXAS GP
         Red River Terminals, L.L.C.                                                     50%              LOUISIANA LLC
     Jiffy Lube International, Inc.                                                     100%              NEVADA
         American Oil Change Corporation                                                100%              DELAWARE
         Heritage Merchandising Co., Inc.                                               100%              VIRGINIA
         Jiffy Lube International of Maryland, Inc.                                     100%              MARYLAND
     Lube Acquisition Corporation                                                       100%              DELAWARE
     Lubricantes Pennzoil Argentina S.A.                                                 99%              ARGENTINA
     Medo Industries Canada Ltd.                                                        100%              CANADA
     Medo Industries de Mexico, S.A. de C.V.                                             99%              MEXICO
     Pennzoil Deutschland GmbH Mineralolvertrieb                                        100%              GERMANY
     Pennzoil Products International Company                                            100%              MAURITIUS
         Pennzoil India Limited                                                       96.40%              INDIA
     Pennzoil Products South Africa (PTY) Ltd.                                        77.49%              SOUTH AFRICA
     Pennzoil-Quaker State International Corporation                                    100%              DELAWARE
         Pennzoil Products Company de Mexico                                            100%              NEVADA
         Pennzoil-Quaker State Asia Pacific Company                                     100%              NEVADA
         Pennzoil-Quaker State Australia Company                                        100%              NEVADA
         Pennzoil-Quaker State Benelux Company                                          100%              NEVADA
         Pennzoil-Quaker State Canada Holding Company                                   100%              DELAWARE
              Pennzoil-Quaker State Canada Company                                      100%              NOVA SCOTIA
         Quaker State Japan Co., Ltd.                                                   100%              JAPAN
     Pennzoil-Quaker State Investment Company                                           100%              DELAWARE
         Blue Coral, Inc.                                                               100%              DELAWARE
              Blue Coral-Slick 50, Inc.                                                 100%              DELAWARE
              Petrolon International Limited                                            100%              ISLE OF MAN
                  Pennzoil-Quaker State, Limited                                        100%              UNITED KINGDOM
                  Petrolon Europe Limited                                              99.4%              ISLE OF MAN
                  Quaker State France S.A.                                           90.929%              FRANCE
         Medo Industries, Inc.                                                          100%              NEW YORK
         Q Lube, Inc.                                                                   100%              DELAWARE
     Pennzoil-Quaker State Mediterraneo, S.L.                                           100%              SPAIN
     Pennzoil Receivables Company                                                       100%              DELAWARE
     PZ Shareowner Services, Inc.                                                       100%              DELAWARE
     Quaker State Corporation                                                           100%              DELAWARE
     Quaker State France S.A.                                                          9.07%              FRANCE
     Quaker State Investment Corporation                                                100%              DELAWARE
         The Valley Camp Coal Company                                                   100%              DELAWARE
              Donaldson Mine Company                                                    100%              WEST VIRGINIA
              Elm Grove Coal Company                                                    100%              WEST VIRGINIA
              The Helen Mining Company                                                  100%              PENNSYLVANIA
              Kanawha and Hocking Coal and Coke Company                                 100%              WEST VIRGINIA
              Kelley's Creek and Northwestern Railroad Company                          100%              WEST VIRGINIA
              Shrewsbury Coal Company                                                   100%              WEST VIRGINIA
              Valley Camp of Utah, Inc.                                                 100%              UTAH
         Valley Camp, Inc.                                                              100%              CANADA
     Rain-X Corporation                                                                 100%              ARIZONA
     Savannah Company Limited                                                           100%              BERMUDA
     South Penn Oil Company                                                             100%              DELAWARE
     Specialty Environmental Services of Texas, Inc.                                     50%              TEXAS
     Viscosity Oil of Canada Ltd.                                                       100%              CANADA
     Wolf's Head Oil Refining Company, Incorporated                                     100%              DELAWARE
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